UNITED STATES
			    SECURITIES AND EXCHANGE COMMISSION
				  Washington, D.C.  20549

					     FORM 8-K


				    Current Report Pursuant
				 to Section 13 or 15(d) of the
				Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) October 27, 2003

 			 	   Goddard Industries, Inc.
		(Exact Name Of Registrant As Specified In Its Charter)

					   Massachusetts
			(State or Other Jurisdiction of Incorporation)

		    0-2052  				04-2268165
	   (Commission File Number)	  (I.R.S. Employer Identification No.)

	  705 Plantation Street, Worcester, MA	 	   01605
	(Address of Principal Executive Offices)		(Zip Code)

					(508) 852-2436
		(Registrant's Telephone Number, Including Area Code)


	  (Former Name or Former Address, if Changed Since Last Report)





























Item 5. Other Events.

Goddard Industries, Inc. held its Special Meeting in Lieu of Annual Meeting of Stockholders in Boston, Massachusetts on October 27, 2003 for the purpose of amending its Articles of Organization to effect a 1-for-500 reverse stock split of the outstanding shares of the Company's common stock and changing its legal name to "Balkore Industries, Inc.", each as set forth in the Company's Proxy Statement dated September 17, 2003. The stockholders were also asked to approve the election of Saul I. Reck as a Class I director to serve as such until the Company's 2006 Annual Meeting of Stockholders.

There were 1,933,525 shares of the Company's common stock represented at the Special Meeting in person or by proxy, which is approximately 75.5% of the shares of common stock outstanding and entitled to vote based on the September 10, 2003 record date for the Special Meeting.

The amendments to the Articles of Organization to effect the reverse stock split and the name change, and the election of Saul I. Reck as a Class I Director, were each approved by the requisite vote of stockholders of the Company. The amendments to the Articles of Organization became effective on October 28, 2003, as the result of filing Articles of Amendment to the Company's Articles of Organization with the Massachusetts Secretary of State. The transfer agent, American Stock Transfer & Trust Company, will send a letter of transmittal to holders of shares as of October 28, 2003. Stockholders who hold fewer than 500 shares in any discrete account will receive $0.80 for each pre-split share in cash after surrendering their stock certificates to the transfer agent, and as a result will no longer be stockholders of the Company with respect to such shares. Stockholders who hold 500 or more shares in any discrete account will receive one new share of common stock for each 500 original shares of common stock, and will receive cash in lieu of the issuance of any fractional new share of common stock that results from the reverse split at the rate of $400.00 per new share ($0.80 for each pre-split share). The Company is working with its transfer agent and the Depository Trust Company to treat beneficial owners who hold their common stock in "street name" similarly.

As a result of this reverse stock split, the Company has fewer than 300 holders of record of common stock, permitting the Company to terminate the registration of its common stock with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. The Company intends to file for termination of such registration as soon as practicable.


About Goddard Industries, Inc.

The Company's remaining business (operated through its Australian subsidiary, Mack Valves Pty Ltd) manufactures industrial valves for specialized areas of industry, including a range of water, steam, fire service and other valves used extensively in clean water, fire prevention, mining and other industrial applications. In January 2003, the Company sold the assets of its former Goddard Valve Corporation cryogenic valve business to Engineered Controls
International, Inc. for a purchase price of approximately $3.9 million.   The
Company no longer has any U.S. manufacturing operations. On October 28, 2003, the Company changed its legal name to Balkore Industries, Inc.







SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 29, 2003			GODDARD INDUSTRIES, INC.






						By:  /s/ Salvatore J. Vinciguerra

						Salvatore J. Vinciguerra, President and
						Chief Executive Officer